POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Marilyn J. Wasser, Seth I. Truwit, and Colleen Johnson or any of them, each acting alone, his or her true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned a Form 3, Form 4 or Form 5, or any amendment thereto, relating to the securities of Anywhere Real Estate Inc., in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such Form 3, Form 4 or Form 5, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority, including without limitation: (i) preparing, executing for and on behalf of the undersigned, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials; and (ii) acting as the undersigned's account administrator(s) and managing the applicant's
EDGAR account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned's EDGAR account, including the modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to he undersigned's holdings of and transactions in securities issued by Anywhere Real Estate Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of August 2025.

/s/ Eric M. Chesin